UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: May 16, 2007

ENWIN  RESOURCES, INC.

(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

333-100636 (Commission File Number)	98-0379370 (IRS Employer Identification Number)

Nora Coccaro, Chief Executive Officer
2610-1066 West Hastings Street, Vancouver, British Columbia V6C 3X2
(Address of principal executive offices)

(604) 602-1717
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01           OTHER EVENTS

On May 1, 2007 the board of directors of the Company authorized a ten (10) to one (1) forward split of all outstanding common shares and a corresponding forward increase in the Company’s authorized common stock pursuant to Section 78.209 of the Nevada Revised Statutes. The forward split and increase in authorized common stock was made effective as of May 11, 2007.

Section 78.209 provides that the board of directors of a Nevada corporation can authorize a forward or reverse split of capital stock without the consent of shareholders if such action is taken in conjunction with a corresponding increase or decrease in authorized capital stock. Any action taken pursuant to Section 78.209 requires that the acting corporation file a Certificate of Change with the Secretary of State of the State of Nevada.

The effect of the forward split was to increase the number of the Company’s common shares issued and outstanding from 4,250,000 to 42,500,000 and to increase the Company’s authorized common shares from 100,000,000 shares par value $0.001 to 1,000,000,000 shares par value $0.001.

The forward split of the Company’s issued and outstanding common shares is payable upon surrender of existing certificates to the Company’s transfer agent.

The Company’s symbol on the Over the Counter Bulletin Board was changed, effective May 16, 2007, to reflect the forward split from “EWNR” to “ENWN”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Enwin Resources, Inc.                                                         Date

By: /s/ Nora Coccaro                                                             May 16, 2007

Name: Nora Coccaro

Title: Chief Executive Officer